Exhibit 99.1

Pacific Energy Development Announces Workover Results on Recently Acquired Horizontal Well in the Permian Basin

Additional Horizontal Well Planned

Houston, Texas, February 13, 2019 – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE American: PED) (the “Company”) announced today that it successfully completed workover operations on the Domino 21-16 State Com No. 5 Well, which it acquired effective February 1, 2019 as part of its February 1, 2019 purchase of additional producing assets in the Permian Basin. The Company began workover operations on the Domino well immediately after closing the acquisition and is pleased to announce that the well has been online for over 5 days producing an average of 120 barrels of oil per day since completion of the workover. The Domino well was drilled by the well’s former operator in the 4th quarter of 2017 and had an Initial Production (IP) peak oil rate of just over 300 barrels of oil per day in February 2018. The well was down due to a failed downhole pump which Pacific Energy Development redesigned and replaced with a new resized pump to maximize production rates.

In addition, the Company is pleased to report that completion operations on its initial four horizontal wells in the Chaveroo field are currently underway and, as previously announced, the Company plans to drill another horizontal well on the recently acquired acreage offsetting the Domino well by March 1, 2019.

J. Douglas Schick, President of the Company, commented, “We are very pleased with the positive results from our workover on the Domino well, which we believe alone validates our recent “bolt on” acquisition. In addition to reworking the Domino well, we plan to drill and complete an additional well on this new asset in the coming months. Together with our four other horizontal wells currently being completed on our Permian Basin acreage, we hope to have some very positive operational updates over the coming months.”

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company’s principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. Pacific Energy Development is headquartered in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words "estimates," "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts

Pacific Energy Development

1-855-733-3826

PR@pacificenergydevelopment.com